APPENDIX A

ANALYTIC INVESTORS, LLC

INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Factor Enhanced Emerging Markets Portfolio

Factor Enhanced International Portfolio

Factor Enhanced Large Cap Portfolio

Factor Enhanced Small Cap Portfolio

Large Company Value Portfolio

Appendix A amended:  May 23, 2017

SCHEDULE A

ANALYTIC INVESTORS, LLC

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO MASTER TRUST

            This fee agreement is made as of the 23rd day of May, 2017, by and between Wells Fargo Funds Management, LLC (the “Adviser”) and Analytic Investors, LLC (the “Sub-Adviser”).

            WHEREAS, the parties have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides management and other services to each series of the Trust listed in Appendix A to the Sub-Advisory Agreement (each a “Portfolio” and collectively, the “Portfolios”); and

            WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated on this Schedule A;

            NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of each Portfolio throughout the month:

Name of Portfolio	Sub-Advisory Rate
Factor Enhanced Emerging Markets Portfolio	First 200M Next 300M Over 500M	0.08 0.07 0.05
Factor Enhanced International Portfolio	First 200M Next 300M Over 500M	0.08 0.07 0.05
Factor Enhanced Large Cap Portfolio	First 200M Next 300M Over 500M	0.06 0.05 0.04
Factor Enhanced Small Cap Portfolio	First 200M Next 300M Over 500M	0.08 0.07 0.05
Large Company Value Portfolio	First 100M Next 200M Over 300M	0.25 0.20 0.15

            If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Portfolio.

The foregoing fee schedule is agreed to as May 23, 2017 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By:

       Paul Haast

       Senior Vice President

ANALYTIC INVESTORS, LLC

By:

        Kathi Dutton

        Chief Administrative Officer